EXHIBIT 99.1

                             JOINT FILING AGREEMENT


In accordance with Rule 13-d(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Quinton Cardiology Systems, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated:

                                            KONINKLIJKE PHILIPS ELECTRONICS N.V.


                                            By: /s/ A. Westerlaken
                                               ---------------------------------
                                               Title:  Senior Vice President and
                                                       General Secretary


                                            PHILIPS HOLDING USA INC.


                                            By: /s/ Belinda W. Chew
                                               ---------------------------------
                                               Title: Senior Vice President


                                            PHILIPS ELECTRONICS NORTH AMERICA
                                            CORPORATION


                                            By: /s/ Belinda W. Chew
                                               ---------------------------------
                                               Title: Senior Vice President